UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2015 (June 2, 2015)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2015, American Power Group Corporation (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company issued Subordinated Contingent Convertible Promissory Notes (the “Notes”) in the aggregate principal amount $2,475,000. The Company may sell additional Notes in the aggregate principal amount of up to $275,000 on or before June 30, 3015. The Notes bear simple interest at the rate of 10% per annum and will become due and payable on November 30, 2015. The Notes are unsecured obligations of the Company and the Purchasers have agreed to subordinate their rights to payment of the Notes to the prior payment of all indebtedness and satisfaction of all obligations of the Company to Iowa State Bank.

The principal amount of the Notes, together with all accrued but unpaid interest thereon, will automatically be convertible into shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) at a conversion price of $10,000 per share, immediately upon the effectiveness of the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware. Each share of Series C Convertible Preferred Stock will be convertible to our common stock at a conversion price of $0.20 per share. Upon the conversion of the Notes into shares of Series C Preferred Stock, the Company will also issue to each Purchaser a warrant (the “Warrants”) to purchase that number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) into which such Purchaser’s shares of Series C Preferred Stock are initially convertible, at an initial exercise price of $.20 per share. The Warrants will be exercisable for a period of five years from the date of issue and may be exercised on a cashless basis.

In connection with this private placement, the Company’s securities purchase agreements dated April 30, 2012 and November 26, 2014 were amended to provide that the issuance of the Series C Preferred Stock would not trigger adjustments to the exercise price of the warrants issued in connection with those agreements (the “Prior Warrants”). The Company also amended the Prior Warrants to extend the term of any Prior Warrant held by the Purchasers (and their affiliates, members of their families and certain related trusts) as of the issuance of the Notes or subsequently acquired by such persons. The maximum period by which any Prior Warrant is being extended is the difference between 60 months and the remaining term of the respective Prior Warrant as of the initial issuance of the Notes.

Notwithstanding the foregoing, the Company may not file the Certificate of Designation (and, therefore, may not cause the conversion of the Notes into shares of Series C Preferred Stock or issue the Warrants) unless and until (a) any and all antidilution adjustments otherwise applicable to the Company’s 10% Convertible Preferred Stock (the “Series A Preferred Stock”) and the Company’s Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) have been amended or waived so as to be inapplicable to the issuance or deemed issuance of the Series C Preferred Stock, the Warrants and the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the exercise of the Warrants; and (b) the holders of not less than 75% of the Prior Warrants issued in connection with the issuance of the Series A Preferred Stock and the holders of 100% of the Prior Warrants issued in connection with the issuance of the Series B Preferred Stock have agreed to amend or waive such Prior Warrants so as to make inapplicable the antidilution adjustments otherwise applicable to the issuance or deemed issuance of the Series C Preferred Stock, the Warrants and the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the exercise of the Warrants (such conditions, the “Conversion Conditions”).

The Company has agreed to take all action reasonably necessary to convene a meeting of its stockholders to be held at the earliest practicable time after the date of the Purchase Agreement for the purpose or amending its Restated Certificate of Incorporation to satisfy the Conversion Conditions.

Pursuant to a Registration Rights Agreement between the Company and the Purchasers (the “Registration Rights Agreement”), the Purchasers have the right, subject to the limitations therein, to cause the Company to register with the Securities and Exchange Commission the resale of the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the exercise of the Warrants, together with other shares of Common Stock owned by the Purchasers. The registration rights agreement dated as of April 30, 2012, executed in connection with the issuance of the Series A Preferred Stock, has been terminated.

Pursuant to a letter agreement (the “Letter Agreement”) between the Company and Mr. Matthew Van Steenwyk, a principal of Arrow, LLC (“Arrow”), Mr. Van Steenwyk has the right, subject to the limitations therein, to designate (i) two persons to be appointed or elected to the Company’s Board of Directors (the “Board”) for so long as Arrow or its affiliates beneficially own either (x) a Note in the principal amount of $1,500,000, (y) any shares of Series C Preferred Stock, or (z) not less than 10% of the Company’s Common Stock; and (ii) if Arrow and its affiliates own neither the Note nor any shares of Series C Preferred Stock, one person to be appointed or elected to the Board for so long as Arrow and its affiliates beneficially own not less than 5% of the Company’s Common Stock. During any period in which Mr. Van Steenwyk has the right to designate one or more persons to be appointed or elected to the Board but in which Mr. Van Steenwyk is not, individually, a member of the Board, he has the right to attend meetings of the Board in a nonvoting observer capacity, subject to customary limitations set forth in the Letter Agreement. Any default by the Company in the performance of its obligations under the Letter Agreement will constitute an event of default under the Notes, subject only to the notice requirement set forth therein. As of the date of this Current Report, Mr. Van Steenwyk has not designated any members of the Board.

The foregoing descriptions of the private placement and the Purchase Agreement, the Notes, the Certificate of Designation, the Series C Preferred Stock, the Warrants, the Registration Rights Agreement, the Letter Agreement and the other agreements and documents described herein do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement or document, copies of which are filed as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The Notes offered, issued and sold pursuant to the Purchase Agreement, the Series C Preferred Stock, the Warrants issuable upon the conversion of the Notes and the Common Stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In claiming these exemptions, the Company has relied, with permission, upon the representations and warranties of the Purchasers contained in the Purchase Agreement.

Item 3.03    Material Modification of Rights of Security Holders

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

When and if issued, the Series C Preferred Stock will be convertible, at any time at the option of any holder, into 50,000 shares of Common Stock; i.e., at an initial conversion price of $0.20 per share. The conversion ratio of the Series C Preferred Stock will be subject to adjustment in the event that, with certain exceptions, the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share that is less than the then applicable conversion price of the Series C Preferred Stock. The Series C Preferred Stock will not bear dividends.

The holders of the Series C Preferred Stock will vote with the holders of the Common Stock and the holders of the Series A Preferred Stock and Series B Preferred Stock on all matters presented to the holders of such securities, on a Common Stock-equivalent basis. In addition to certain approval rights of the holders of the Series A Preferred Stock and/or the Series B Preferred Stock, the approval of the holders of at least 67% of the outstanding shares of Series C Preferred Stock will be required before the Company may take certain actions as described in the Certificate of Designation.

The holders of the Series C Preferred Stock will have priority in the event of a liquidation of the Company over the outstanding shares of Common Stock. Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of the Common Stock, the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (collectively, the “Preferred Stock”) will be entitled to be paid out of the assets of the Company an amount equal the stated value of the Preferred Stock, which is initially $10,000 per share, plus (in the case of the Series A Preferred Stock and the Series B Preferred Stock) any accrued, but unpaid, dividends.

The Preferred Stock may be required to convert into shares of Common Stock at the Company’s election if the trading price of the Common Stock meets certain thresholds as set forth in the Certificate of Designation. If the Company fails to meet certain obligations affecting the Preferred Stock, the holders of Preferred Stock may require the Company to redeem the Preferred Stock.

The holders of the Series C Preferred Stock will have other rights set forth in the Certificate of Designation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See the disclosures with respect to the Letter Agreement set forth in Item 1.01 above, which are incorporated herein by reference

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 30, 2015, the Board adopted the Certificate of Designation, which designated the Series C Convertible Preferred Stock as a series of the preferred stock of the Company with the rights, preferences and privileges as further described in Item 1.01 and Item 3.03 above. As described in Item 1.01, however, the Company may not file the Certificate of Designation or issue any shares of Series C Preferred Stock unless and until the Company has satisfied the Conversion Conditions. The Company reserves the right to amend the Certificate of Designation, subject to the approval of the holders of the Notes, at any time prior to the filing thereof with the Secretary of State of Delaware.

The description of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01    Item Regulation FD Disclosure

On June 4, 2015, the Company issued a press release announcing the sale of the Notes and the transactions contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01    Item Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

3.1
Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, to be filed with the Secretary of State of the State of Delaware upon the satisfaction of certain conditions

4.1	Form of Warrant to be issued to the purchasers named in the Convertible Note Purchase Agreement upon conversion of the Notes

10.1	Convertible Note Purchase Agreement among American Power Group Corporation and the purchasers named therein, dated as of June 2, 2015

10.2	Form of Subordinated Contingent Convertible Promissory Note issued to the purchasers named in the Convertible Note Purchase Agreement

10.3	Registration Rights Agreement among American Power Group Corporation and the other parties named therein, dated as of June 2, 2015

10.4	Letter Agreement between American Power Group Corporation and Matthew Van Steenwyk, dated as of June 2, 2015

10.5	Form of Warrant Amendment between American Power Group Corporation and each of the purchasers named in the Convertible Note Purchase Agreement, dated as of June 2, 2015

10.6	Subordination Agreement between Iowa State Bank and each of the purchasers named in the Convertible Note Purchase Agreement, dated as of June 2, 2015

10.7
Stockholder Consent, Amendment to Securities Purchase Agreement and Termination of Registration Rights Agreement, amending the Securities Purchase Agreement dated April 30, 2012 among American Power Group Corporation (formerly, GreenMan Technologies, Inc.) and the purchasers named therein and terminating the Registration Rights Agreement among American Power Group Corporation (formerly, GreenMan Technologies, Inc.)

and the parties thereto

10.8	Stockholder Consent and Amendment to Securities Purchase Agreement, amending the Securities Purchase Agreement dated November 26, 2014 between American Power Group Corporation and Arrow, LLC

99.1	Press Release issued by American Power Group Corporation, dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: June 4, 2015